Exhibit 10.03

Dated 15 April 2008

SHIRE PLC

and

SHIRE LIMITED

and

THE BANK OF NEW YORK

and

BNY CORPORATE TRUSTEE SERVICES LIMITED

ACCESSION AND AMENDMENT AGREEMENT

relating to a Paying and Conversion Agency Agreement relating to

U.S.$1,100,000,000

2.75 per cent. Convertible Bonds due 2014

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(REL/RMYJ)
CF080660133

THIS AGREEMENT is made on 15 April 2008 between:

(1)	SHIRE PLC, a company incorporated in England and Wales under the Companies Act 1985 with registered number 05492592 (the “Original Issuer”);

(2)	SHIRE LIMITED, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854 (the “New Issuer”);

(3)
THE BANK OF NEW YORK (the “Principal Paying and Conversion Agent” and, together with any other paying and conversion agents appointed from time to time in accordance with the Agency Agreement, the “Paying and Conversion Agents”); and

(4)	BNY CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being under the Trust Deed).

BACKGROUND:

(A)
The Original Issuer issued U.S.$1,100,000,000 2.75 per cent. Convertible Bonds due 2014 which are constituted under the Trust Deed.  The terms of the appointment of the Principal Paying and Conversion Agent (and any other Paying and Conversion Agents from time to time) in respect of the Bonds are set out in the Agency Agreement.

(B)
The New Issuer is currently a wholly owned Subsidiary of the Original Issuer, but will, pursuant to the 2008 Newco Scheme, be interposed between the Original Issuer and its then shareholders so as to become the new ultimate holding company of the Shire group.

(C)
Immediately prior to the 2008 Newco Scheme becoming effective, it is proposed that the New Issuer will, with the consent of the Trustee and pursuant to Clause 14.2 (Substitution) of the Trust Deed and the Conditions of the Bonds, be substituted in place of the Original Issuer as principal obligor under the Bonds, on the terms, and subject to the conditions, of the Supplemental Trust Deed.

(D)
On and from the substitution of the New Issuer in place of the Original Issuer as principal obligor under the Bonds, it is proposed that the New Issuer will accede to the Agency Agreement, the Original Issuer will cease to be party to the Agency Agreement and the Agency Agreement will be amended and restated, on the terms, and subject to the conditions, of this Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1
Definitions:  Capitalised terms defined in the Trust Deed, the Conditions or the Agency Agreement but not herein shall, when used herein (including in the paragraphs above), have the meaning given to them in the Trust Deed, the Conditions or the Agency Agreement.  In addition, the following expressions shall have the following meanings:

“2008 Newco Scheme” means the scheme of arrangement under Sections 895 to 899 of the Companies Act 2006 between the Original Issuer and its shareholders which will effect the interposition of the New Issuer between the Original Issuer and its shareholders, including any modification, addition or condition approved by the High Court, details of which will be set out in a circular from the Original Issuer to its shareholders;

“Agency Agreement” means the Paying and Conversion Agency Agreement dated 9 May 2007 between the Original Issuer, the Principal Paying and Conversion Agent and the Trustee (as from time to time altered in accordance with its provisions);

“Bonds” means the bearer bonds substantially in the form set out in Schedule 1 (Form of Definitive Bond) to the Trust Deed comprising the U.S.$1,100,000,000 2.75 per cent. Convertible Bonds due 2014, in each case having attached thereto Coupons, constituted by the Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and includes the Global Bond;

“Conditions” means the terms and conditions set out in Schedule 1 (Form of Definitive Bond) to the Trust Deed as from time to time modified in accordance with the Trust Deed and, with respect to any Bonds represented by the Global Bond, as modified by the provisions of the Global Bond.  Any reference to a particularly numbered Condition shall be construed accordingly;

“Effective Time“ means immediately prior to the time at which the 2008 Newco Scheme becomes effective;

“Supplemental Trust Deed” means the Supplemental Trust Deed dated 15 April 2008 between the Original Issuer, the New Issuer and the Trustee which is supplemental to the Trust Deed; and

“Trust Deed” means the Trust Deed dated 9 May 2007 between the Original Issuer and the Trustee (as from time to time altered in accordance with its provisions) and any other document executed in accordance with the Trust Deed (as from time to time so altered) and expressed to be supplemental to the Trust Deed.

1.2	Construction: Clause 1.2 (Contracts (Rights of Third Parties) Act 1999) of the Agency Agreement shall have effect, mutatis mutandis, as if set out in full in this Agreement.

2	ACCESSION AND RELEASE

2.1	Accession: On and from the Effective Time, and provided that the New Issuer shall have complied with its obligations under Clause 5.1 (Conditions precedent) of the Supplemental Trust Deed:

(A)	the New Issuer shall accede to the Agency Agreement in its capacity as issuer of the Bonds; and

(B)	the Agency Agreement shall be amended and restated in the form set out in Schedule 1 (Form of Amended and Restated Agency Agreement) hereto.

2.2	Release: On and from the Effective Time, the Original Issuer shall cease to be a party to, and shall be released from all its obligations under, the Agency Agreement.

3	COVENANTS

The New Issuer hereby covenants with the Principal Paying Agent and the Trustee that, on and from the Effective Time, it will comply with and perform and observe all the provisions of the Agency Agreement, as amended and restated pursuant to this Agreement, which are expressed to be binding on it as if it had been originally named as a party thereto.

4	EFFECTIVE TIME, 2008 NEWCO SCHEME AND RELATED MATTERS

4.1	Effective Time: The New Issuer shall promptly inform the Trustee and the Principal Paying and Conversion Agent of the occurrence of the Effective Time.

4.2
2008 Newco Scheme and related matters:  The Principal Paying and Conversion Agent hereby agrees to provide such reasonable co-operation as the Original Issuer and the New Issuer may request in relation to the implementation of the 2008 Newco Scheme and related matters, including, without limitation, providing its consent to any capital reduction to be undertaken by the New Issuer (so long as such capital reduction complies with paragraph (e) of Condition 10 (Undertakings), as amended and restated pursuant to the Supplemental Trust Deed), provided that nothing in this Clause 4.2 shall require the Principal Paying and Conversion Agent to act in a way that is in breach of any duty which it owes under the Agency Agreement.

5	COMMUNICATIONS

Any communication shall be by letter or fax and sent:

(A)	in the case of the Original Issuer, to it at:

Shire plc
Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8EP
United Kingdom

Fax no.	+44 (0)1256 894713

Attention	Group Treasurer (copy to Legal Department)

(B)	in the case of the New Issuer, to it at:

Shire Limited
5 Riverwalk
City West Business Campus
Dublin 24
Republic of Ireland

Fax no.	+353 1 429 7701 (with a copy to +44 (0)1256 894713)

Attention	Group Treasurer (copy to Legal Department)

(C)	in the case of the Principal Paying and Conversion Agent, to it at:

The Bank of New York
40th Floor
One Canada Square
London E14 5AL
United Kingdom

Fax no.	+44 (0)20 7964 2536

Attention	Corporate Trust Administration

and

(D)	in the case of the Trustee, to it at:

BNY Corporate Trustee Services Limited
40th Floor
One Canada Square
London E14 5AL
United Kingdom

Fax no.	+44 (0)20 7964 2536

Attention	Manager, Trust Administration

or any other address of which written notice has been given to the parties in accordance with this Clause 5.  Communications will take effect, in the case of delivery, when delivered or, in the case of fax, when despatched.  Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

6	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party to this Agreement may enter into the same by executing a counterpart.

7	GOVERNING LAW AND JURISDICTION

7.1	Governing law: This Agreement shall be governed by and construed in accordance with English law.

7.2
Jurisdiction:  The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement.  Accordingly, any proceeding, suit or action arising out of or in connection with this Agreement (“Proceedings”) may be brought in the courts of England.  Each party to this Agreement hereby:

(A)	waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in the courts of England;

(B)	agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction; and

(C)	irrevocably submits and agrees to submit to the jurisdiction of the courts of England.

Neither the Original Issuer nor the New Issuer may bring Proceedings in the courts of any other jurisdiction (other than to enforce a judgment obtained in the courts of England).  However, the Trustee and the Principal Paying and Conversion Agent may bring Proceedings in the courts of any other competent jurisdiction and, to the extent permitted by applicable law, may bring Proceedings in the courts of more than one jurisdiction at the same time.

ACCESSION AND AMENDMENT AGREEMENT EXECUTION PAGE

This Agreement is executed on the date stated at the beginning.

EXECUTED by	)
SHIRE PLC	)	............................................Attorney
acting by its duly authorised attorney	)

EXECUTED by	)
SHIRE LIMITED	)	............................................Attorney
acting by its duly authorised attorney	)

EXECUTED by	)	............................................Attorney
THE BANK OF NEW YORK	)
acting by its lawful attorney	)

EXECUTED by	)	............................................Attorney
BNY CORPORATE TRUSTEE SERVICES LIMITED	)
acting by two of its lawful attorneys	)	............................................Attorney

SCHEDULE 1
FORM OF AMENDED AND RESTATED AGENCY AGREEMENT

CF080660133